Exhibit 99.1

BOYD GAMING REPORTS FIRST-QUARTER 2024 RESULTS

LAS VEGAS - APRIL 25, 2024 - Boyd Gaming Corporation (NYSE: BYD) today reported financial results for the first quarter ended March 31, 2024.

Keith Smith, President and Chief Executive Officer of Boyd Gaming, said: “After a record 2023, the first quarter of 2024 was a challenging start to the year. Severe winter weather had a significant impact on our Midwest & South segment early in the quarter while we also experienced increased competitive pressures in the Las Vegas Locals market. However, throughout our business, many of the positive trends from the fourth quarter continued into the new year.  By focusing on our disciplined operating and marketing strategies, we have been able to maintain strong operating margins.  Additionally, our significant cash flows and strong balance sheet allow us to continue returning capital to our shareholders through our ongoing share repurchases and quarterly dividend programs. Looking ahead, we remain confident in our ability to successfully navigate the current environment and deliver value to our shareholders.”

Boyd Gaming reported first-quarter 2024 revenues of $960.5 million versus $964.0 million in the first quarter of 2023. The Company reported net income of $136.5 million, or $1.40 per share, for the first quarter of 2024, compared to $199.7 million, or $1.93 per share, for the year-ago period.

Total Adjusted EBITDAR(1) was $330.5 million in the first quarter of 2024 versus $367.1 million in the first quarter of 2023. Adjusted Earnings(1) for the first quarter of 2024 were $147.3 million, or $1.51 per share, compared to $177.4 million, or $1.71 per share, for the same period in 2023.

(1)	See footnotes at the end of the release for additional information relative to non-GAAP financial measures.

Operations Review

During the quarter, our Las Vegas Locals segment faced comparisons to record results in the prior year as well as competitive pressures in the Las Vegas Locals market. The Downtown Las Vegas segment also had challenging year-over-year comparisons as well as reduced pedestrian traffic in downtown Las Vegas.  Results in the Midwest & South segment were impacted by severe winter weather in January.  However, revenue growth resumed in February and March in the Midwest & South segment with increased play from core customers, stable retail play and growth in non-gaming revenues.

The Online segment matched last year’s strong Adjusted EBITDAR performance, as FanDuel continues as the nation’s leading online sports-betting company.  Managed & Other benefitted from strong results at Sky River Casino in northern California, which continues to generate year-over-year growth more than 18 months after its opening.

Dividend and Share Repurchase Update

Boyd Gaming paid a quarterly cash dividend of $0.17 per share on April 15, 2024, as previously announced.

As part of its ongoing share repurchase program, the Company repurchased $105 million in shares of its common stock during the first quarter of 2024. As of March 31, 2024, the Company had approximately $221 million remaining under the current share repurchase authorization.

Balance Sheet Statistics

As of March 31, 2024, Boyd Gaming had cash on hand of $283.5 million, and total debt of $2.9 billion.

Conference Call Information

Boyd Gaming will host a conference call to discuss its first-quarter 2024 results today, April 25, at 5:00 p.m. Eastern.  The conference call number is (800) 549-8228, passcode 80074.  Please join up to 15 minutes in advance to ensure you are connected prior to the start of the call.

The conference call will also be available live on the Internet at https://investors.boydgaming.com, or https://events.q4inc.com/attendee/855004866.

A replay will be available by dialing (888) 660-6264 today, April 25, after the conclusion of the call, and continuing through May 2.  The passcode for the replay will be 80074#.  The replay will also be available at https://investors.boydgaming.com.

BOYD GAMING CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended
	March 31,
(In thousands, except per share data)	2024	2023
Revenues
Gaming	$634,131	$664,308
Food & beverage	72,639	71,584
Room	48,947	50,065
Online	146,170	122,863
Management fee	22,245	20,030
Other	36,389	35,116
Total revenues	960,521	963,966
Operating costs and expenses
Gaming	245,686	249,795
Food & beverage	61,957	59,329
Room	18,712	17,120
Online	125,475	102,005
Other	12,913	11,567
Selling, general and administrative	108,184	100,319
Master lease rent expense (a)	27,235	26,828
Maintenance and utilities	34,744	36,026
Depreciation and amortization	62,913	61,560
Corporate expense	29,385	28,655
Project development, preopening and writedowns	3,021	(18,874)
Impairment of assets	10,500	4,537
Other operating items, net	411	220
Total operating costs and expenses	741,136	679,087
Operating income	219,385	284,879
Other expense (income)
Interest income	(446)	(18,145)
Interest expense, net of amounts capitalized	42,309	43,866
Other, net	50	104
Total other expense, net	41,913	25,825
Income before income taxes	177,472	259,054
Income tax provision	(40,999)	(59,323)
Net income	$136,473	$199,731

Basic net income per common share	$1.40	$1.93
Weighted average basic shares outstanding	97,434	103,620

Diluted net income per common share	$1.40	$1.93
Weighted average diluted shares outstanding	97,479	103,672

__________________________________________

(a) Rent expense incurred by those properties subject to a master lease with a real estate investment trust.

BOYD GAMING CORPORATION

SUPPLEMENTAL INFORMATION

Reconciliation of Adjusted EBITDA to Net Income

(Unaudited)

	Three Months Ended
	March 31,
(In thousands)	2024	2023
Total Revenues by Segment
Las Vegas Locals	$225,622	$240,270
Downtown Las Vegas	53,531	56,557
Midwest & South	500,766	512,173
Online	146,170	122,863
Managed & Other	34,432	32,103
Total revenues	$960,521	$963,966

Adjusted EBITDAR by Segment
Las Vegas Locals	$110,438	$126,160
Downtown Las Vegas	17,815	22,367
Midwest & South	180,994	198,684
Online	20,476	20,623
Managed & Other	24,781	21,551
Corporate expense, net of share-based compensation expense (a)	(24,018)	(22,239)
Adjusted EBITDAR	330,486	367,146
Master lease rent expense (b)	(27,235)	(26,828)
Adjusted EBITDA	303,251	340,318

Other operating costs and expenses
Deferred rent	161	177
Depreciation and amortization	62,913	61,560
Share-based compensation expense	6,860	7,819
Project development, preopening and writedowns	3,021	(18,874)
Impairment of assets	10,500	4,537
Other operating items, net	411	220
Total other operating costs and expenses	83,866	55,439
Operating income	219,385	284,879
Other expense (income)
Interest income	(446)	(18,145)
Interest expense, net of amounts capitalized	42,309	43,866
Other, net	50	104
Total other expense, net	41,913	25,825
Income before income taxes	177,472	259,054
Income tax provision	(40,999)	(59,323)
Net income	$136,473	$199,731

__________________________________________

(a) Reconciliation of corporate expense:

	Three Months Ended
	March 31,
(In thousands)	2024	2023
Corporate expense as reported on Condensed Consolidated Statements of Operations	$29,385	$28,655
Corporate share-based compensation expense	(5,367)	(6,416)
Corporate expense, net, as reported on the above table	$24,018	$22,239

(b) Rent expense incurred by those properties subject to a master lease with a real estate investment trust.

BOYD GAMING CORPORATION

SUPPLEMENTAL INFORMATION

Reconciliations of Net Income to Adjusted Earnings

and Net Income Per Share to Adjusted Earnings Per Share

(Unaudited)

	Three Months Ended
	March 31,
(In thousands, except per share data)	2024	2023
Net income	$136,473	$199,731
Pretax adjustments:
Project development, preopening and writedowns	3,021	(18,874)
Impairment of assets	10,500	4,537
Other operating items, net	411	220
Interest income (a)	—	(14,315)
Other, net	50	104
Total adjustments	13,982	(28,328)

Income tax effect for above adjustments	(3,182)	6,030
Adjusted earnings	$147,273	$177,433

Net income per share, diluted	$1.40	$1.93
Pretax adjustments:
Project development, preopening and writedowns	0.03	(0.18)
Impairment of assets	0.11	0.04
Other operating items, net	—	—
Interest income (a)	—	(0.14)
Other, net	—	—
Total adjustments	0.14	(0.28)

Income tax effect for above adjustments	(0.03)	0.06
Adjusted earnings per share, diluted	$1.51	$1.71

Weighted average diluted shares outstanding	97,479	103,672

__________________________________________

(a) Adjustment to the expected losses for interest on note receivable.

Non-GAAP Financial Measures

Our financial presentations include the following non-GAAP financial measures:

●	EBITDA: earnings before interest, taxes, depreciation and amortization,
●

Adjusted EBITDA: EBITDA adjusted for deferred rent, share-based compensation expense, project development, preopening and writedown expenses, impairments of assets, other operating items, net, gain or loss on early extinguishments and modifications of debt and other items, net, as applicable,

●	EBITDAR: EBITDA further adjusted for rent expense associated with master leases with a real estate investment trust,
●	Adjusted EBITDAR: Adjusted EBITDA further adjusted for rent expense associated with master leases with a real estate investment trust,
●

Adjusted Earnings: net income before project development, preopening and writedown expenses, impairments of assets, other operating items, net, gain or loss on early extinguishments and modifications of debt, adjustments to the expected losses for interest on note receivable, the release of valuation allowances on deferred tax assets and other non-recurring adjustments, net, as applicable, and,

●	Adjusted Earnings Per Share (Adjusted EPS): Adjusted Earnings divided by weighted average diluted shares outstanding.

Collectively, we refer to these and other non-GAAP financial measures as the “Non-GAAP Measures.”

The Non-GAAP Measures are commonly used measures of performance in our industry that we believe, when considered with measures calculated in accordance with accounting principles generally accepted in the United States (GAAP), provide our investors with a more complete understanding of our operating results and facilitates comparisons between us and our competitors. We provide this information to investors to enable them to perform comparisons of our past, present and future operating results and as a means to evaluate the results of core on-going operations. We have historically reported these measures to our investors and believe that the continued inclusion of the Non-GAAP Measures provides consistency in our financial reporting. We also believe this information is useful to investors in allowing greater transparency related to significant measures used by our management in their financial and operational decision-making, their evaluation of total company and individual property performance, in the evaluation of incentive compensation and in the annual budget process. Management also uses Non-GAAP Measures in the evaluation of potential acquisitions and dispositions. We believe these measures continue to be used by investors in their assessment of our operating performance and the valuation of our company.

The use of Non-GAAP Measures has certain limitations. Our presentation of the Non-GAAP Measures may be different from the presentation used by other companies and therefore comparability may be limited. While excluded from certain of the Non-GAAP Measures, depreciation and amortization expense, interest expense, income taxes and other items have been and will be incurred. Each of these items should also be considered in the overall evaluation of our results. Additionally, the Non-GAAP Measures do not consider capital expenditures and other investing activities and should not be considered as a measure of our liquidity. We compensate for these limitations by providing the relevant disclosure of our depreciation and amortization, interest and income taxes, capital expenditures and other items both in our reconciliations to the historical GAAP financial measures and in our consolidated financial statements, all of which should be considered when evaluating our performance. We do not provide a reconciliation of forward-looking Non-GAAP Measures to the corresponding forward-looking GAAP measure due to our inability to project special charges and certain expenses.

The Non-GAAP Measures are to be used in addition to and in conjunction with results presented in accordance with GAAP. The Non-GAAP Measures should not be considered as an alternative to net income, operating income, or any other operating performance measure prescribed by GAAP, nor should these measures be relied upon to the exclusion of GAAP financial measures. The Non-GAAP Measures reflect additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding historical GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. Management strongly encourages investors to review our financial information in its entirety and not to rely on a single financial measure.

Forward-looking Statements and Company Information

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as “may,” “will,” “might,” “expect,” “believe,” “anticipate,” “could,” “would,” “estimate,” “continue,” “pursue,” or the negative thereof or comparable terminology, and may include (without limitation) information regarding the Company's expectations, goals or intentions regarding future performance. In addition, forward-looking statements in this press release, as well as in our earnings conference call remarks, include statements regarding continued growth in visitation and spending among the Company’s core customers, the Company’s views that it will be able to drive continued revenue and EBITDAR growth throughout its business, the impacts of COVID-19 on the Company, the Company’s operating strategy, the Company’s confidence in its long-term growth trajectory, and the Company’s plans with respect to share repurchases and returning capital to shareholders. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement.  Risks also include fluctuations in the Company's operating results; the political climate and its effects on consumer spending and its impact on the travel industry; the state of the economy and its effect on consumer spending; the impact and effects of the local economies in the markets where the Company operates; the receipt of legislative, and other state, federal and local approvals for the Company's development projects; developments in legalization of online gaming, the Company's ability to operate online gaming profitably, or otherwise; consumer reaction to fluctuations in the stock market and economic factors; the effects of events adversely impacting the economy or the regions from which the Company draws a significant percentage of its customers; competition; litigation; financial community and rating agency perceptions of the Company; changes in laws and regulations, weather, regulation, economic, credit and capital market conditions; and the effects of war, terrorist or similar activity. Additional factors that could cause actual results to differ are discussed under the heading “Risk Factors” and in other sections of the Company's Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and in the Company's other current and periodic reports filed from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

About Boyd Gaming

Founded in 1975, Boyd Gaming Corporation (NYSE: BYD) is a leading geographically diversified operator of 28 gaming entertainment properties in 10 states, manager of a tribal casino in northern California, and owner and operator of Boyd Interactive, a B2B and B2C online casino gaming business. The Company is also a strategic partner and 5% equity owner of FanDuel Group, the nation's leading sports-betting operator. With one of the most experienced leadership teams in the casino industry, Boyd Gaming prides itself on offering guests an outstanding entertainment experience and memorable customer service.  Through a long-standing company philosophy called Caring the Boyd Way, Boyd Gaming is committed to advancing Corporate Social Responsibility (CSR) initiatives that positively impact the Company's stakeholders and communities.  For additional Company information and press releases, visit https://investors.boydgaming.com.

Financial Contact:	Media Contact:
Josh Hirsberg	David Strow
(702) 792-7234	(702) 792-7386
joshhirsberg@boydgaming.com	davidstrow@boydgaming.com